Exhibit 23.21
                                                            -------------



           Consent of Ernst & Young, LLP Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Option Plan for Key Employees of L-3 Communications Holdings, Inc. of our report dated January 27, 1998, with respect to the financial statements of Satellite Transmission Systems Division of California Microwave, Inc., included in the Registration Statement on Form S-1 (No. 333-46975) and related Prospectus of L-3 Communications Holdings, Inc.


                               /s/ Ernst & Young LLP

Palo Alto, California
July 10, 1998